Exhibit 5.1

Tel Aviv, November 17, 2022

HUB Cyber Security (Israel) Ltd.

Tel Aviv

Rothschild Blvd 17

Israel

Re: HUB Cyber Security (Israel) Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to HUB Cyber Security (Israel) Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a registration statement on Form F-4 (the “Registration Statement”) registering the issuance by the Company of (i) 22,158,700 ordinary shares, no par value (“Ordinary Shares”), of the Company, (ii) 17,846,200 warrants, with each warrant entitling the holder to purchase three-fourths of one Ordinary Share (the “Warrants”) and (iii) 13,384,650 Ordinary Shares underlying the Warrants (the “Warrant Shares”), in each case to be issued, pursuant to the merger (the “Merger”) contemplated by the Business Combination Agreement (“BCA”), dated as of March 23, 2022, as amended on June 19, 2022, by and among Mount Rainier Acquisition Corp., the Company, Rover Merger Sub Inc.

This opinion is delivered pursuant to Item 21(a) of Form F-4 promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”) and in accordance with the requirements of Item 601(b)(5) and (b)(23) of Regulation S-K promulgated by the United States Securities and Exchange Commission (the “SEC”).

In connection herewith, we have examined: (i) the Registration Statement, as amended, filed by the Company with the SEC and to which this opinion is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company and the shareholders of the Company (the “Shareholders”) which have heretofore been approved and relate to the Registration Statement and to the consummation of the transactions contemplated by the BCA; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company provided to us by the Company as relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion set forth below that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that upon effectiveness of the Merger and the amendment and restatement of the Articles in the form contemplated by the BCA, and upon receipt by the Company of the consideration for the issuance of the Ordinary Shares contemplated under the Merger Agreement, (i) the Ordinary Shares being registered under the Registration Statement, when issued pursuant to the Merger, will be duly validly issued, fully paid and non-assessable, (ii) the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor pursuant to the terms of the Warrants, in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable and (iii) the Warrants, when executed and delivered in accordance with the provisions of the BCA, will be duly authorized, executed and delivered.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Gissin & Co, Advocates

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